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EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-23163, 33-28028, 33-33048, 333-90069 and 333-76078) of Albany International Corp. of our report dated January 25, 2002 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 25, 2002 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Albany, New York
March 21, 2002

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EXHIBIT 23 CONSENT OF INDEPENDENT ACCOUNTANTS